Exhibit 10.1

FIRST AMENDMENT TO SUBLEASE

THIS FIRST AMENDMENT TO SUBLEASE (this “Amendment”) is made as of December 30, 2024 by and between ARSENAL BIOSCIENCES, INC., a Delaware corporation (“Sublessor”) and ASSEMBLY BIOSCIENCES, INC., a Delaware corporation (“Sublessee”), with reference to the following facts and objectives:

RECITALS

A. Sublessor, as tenant, and AP3-SF3 CT NORTH, LLC, as predecessor in interest to GNS NORTH TOWER, L.P., as landlord (“Master Lessor”), are parties to that certain lease dated as of October 29, 2019 (the “Master Lease”), with respect to premises consisting of approximately 39,973 rentable square feet located on the sixth (6th) and seventh (7th) floors of the building located at Two Tower Place, South San Francisco, California (the “Premises”).

B. Sublessor and Sublessee are parties to a Sublease dated August 4, 2023 (the “Sublease”), with respect to a portion of the Premises consisting of approximately 19,983 rentable square feet located on the seventh (7th) floor (the “Subleased Premises”).

C. Sublessor and Sublessee desire to extend the Term of the Sublease and further modify the Sublease as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Term. The Expiration Date of the Sublease is hereby extended to September 30, 2029. The Extension Option in Section 3(C) of the Sublease is hereby terminated.

2. Base Rent. The rent table at Section 4(A) of the Sublease is hereby modified as follows.

Months	Monthly Installment of Base Rent
1/1/2025 – 12/31/2025*	$64,944.75
1/1/2026 – 12/31/2026	$67,142.88
1/1/2027 – 12/31/2027	$69,540.84
1/1/2028 – 12/31/2028	$71,938.80
1/1/2029 – 9/30/2029	$74,536.59

* Provided Sublessee is not then in default beyond applicable notice and cure periods, Base Rent for January 2025 shall abate.

The rent modification herein shall be effective as of January 1, 2025, notwithstanding the date on which this Amendment is executed and Master Lessor’s consent is received. If Sublessee has paid Base Rent with respect to any period from and after January 1, 2025 in excess of the Base Rent set forth hereinabove (as abated), then following the date by which this Amendment is executed by Sublessor and Sublessee and

Master Lessor’s consent to this Amendment is obtained, such excess shall be applied to the installment(s) of Base Rent next becoming due and payable.

3. Sublessee Improvements. Subject to Master Lessor’s consent and Sublessor’s review and reasonable approval of the plans therefor, Sublessor hereby consents to the installation by Sublessee, at Sublessee’s sole cost, of the improvements more particularly described on Exhibit A attached hereto, subject to and in full compliance with the applicable terms and conditions of the Master Lease and the Sublease.

4. Right of First Refusal. Provided that no default has occurred and is then continuing or has occurred, beyond any applicable notice and cure period, in the preceding two (2) year period and Sublessee then occupies the entire Subleased Premises and has not Transferred this Sublease or any of the Subleased Premises, Sublessor shall notify Sublessee if Sublessor receives from time to time any bona fide offer from a prospective third party subtenant (other than an Affiliate or successor by merger or asset sale or other entity with which Sublessor has a collaboration or other business relationship that it wishes to pursue in the Expansion Space) that Sublessor is willing to accept to sublease all or any portion of the sixth (6th) floor of the Building (each such portion, an “Expansion Space”). Such notice shall contain the terms of such bona fide offer. Sublessee shall have the ongoing right (the “Expansion Right”) to sublease the Expansion Space on the terms of any such bona fide offer, except that the term of such sublease shall be coterminous with the Sublease. If Sublessee, within ten (10) business days after receipt of Sublessor’s written notice indicates in writing its agreement to sublease the applicable Expansion Space on such terms, then subject to Master Lessor’s approval of such expansion, Sublessor shall sublease to Sublessee and Sublessee shall sublease from Sublessor the applicable Expansion Space on such terms. If Sublessee does not indicate in writing its agreement to sublease the Expansion Space within such ten (10) business day period, then Sublessor thereafter shall have the right to sublease the Expansion Space to a third party subtenant on terms not materially more favorable to the subtenant than those set forth in the above-mentioned bona fide offer (other than the term). If Sublessor desires thereafter to sublease the Expansion Space to a third party subtenant on terms materially more favorable to such third party than those set forth in the above-mentioned bona fide offer (other than the term), the Expansion Right shall again apply to such Expansion Space, and Sublessor shall first offer such Expansion Space to Subtenant on such materially more favorable terms in accordance with this Section, except that the references to ten (10) business days shall be changed to five (5) business days. If Sublessor so enters into a sublease with a third party on terms not materially more favorable to such subtenant than those set forth in the above-mentioned bona fide offer, then upon the expiration or earlier termination of such sublease, Subtenant’s Expansion Right shall again apply to such Expansion Space, except such reapplied Expansion Right shall be subject to any rights of expansion, first refusal, recapture, first offer or similar rights granted to an earlier subtenant.

5. Required Consent. This Amendment and Sublessor’s and Sublessee’s obligations hereunder are conditioned upon the written consent hereto of Master Lessor (the “Required Consent”). Each party shall use commercially reasonable efforts to obtain the Required Consent. If the Required Consent is not received within thirty (30) days following the full execution and delivery of this Amendment, this Amendment may be terminated by either party upon delivery of written notice to the other party prior to the receipt of the Required Consent.

6. Broker. Sublessee and Sublessor each represent that it has dealt with no real estate brokers, finders, agents or salesmen in connection with this Amendment other than Jones Lang LaSalle. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees or other compensation made by any agent, broker, salesman or finder as a consequence of such party’s actions or dealings with such agent, broker, salesman, or finder.

7. Miscellaneous. This Amendment shall in all respects be governed by and construed in accordance with the laws of the State of California. If any term of this Amendment is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Amendment shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired. If either party brings any action or legal proceeding with respect to this Amendment, the prevailing party shall be entitled to recover reasonable attorneys’ fees, experts’ fees, and court costs. This Amendment, together with the Sublease, constitutes the entire agreement between Sublessor and Sublessee regarding the Sublease and the subject matter contained herein and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements or understandings. This Amendment shall be binding upon and inure to the benefit of Sublessor and Sublessee and their respective heirs, successors and assigns. No subsequent change or addition to this Amendment shall be binding unless in writing and duly executed by both Sublessor and Sublessee. Except as specifically amended hereby, all of the terms and conditions of the Sublease are and shall remain in full force and effect and are hereby ratified and confirmed. Any capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Sublease or the Master Lease, as applicable. Sublessee and Sublessor each represent and warrant to the other that each person executing this Amendment on behalf of such party is duly authorized to execute and deliver this Sublease on behalf of that party. This Amendment may be executed in counterparts. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document. In addition, the parties hereto consent and agree that this Amendment may be signed using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party's handwritten signature.

SUBLESSOR:		SUBLESSEE:

ARSENAL BIOSCIENCES, INC.,		ASSEMBLY BIOSCIENCES, INC.,
a Delaware corporation		a Delaware corporation

By:	/s/ Ken Drazan	By:	/s/ Jason A. Okazaki

Name:	Ken Drazan	Name:	Jason A. Okazaki

Its:	CEO	Its:	CEO and President

EXHIBIT A

SUBLESSEE IMPROVEMENTS

Scope of Work:

A. Add wall and door in the lab area.

B. Add 3 offices by converting one of the conference rooms.

C. Add 2 phone rooms in potential locations outlined below.

D. Sound attenuation treatment for kitchen/all hands space.

lab room 760
MOLECULAR / CELLULAR BIOLOGY
EQUIPMENT
LAB EQUIPMENT (SEQUENCERS)
LAB SUPPORT / SUPPLIES FLOW CYTOMETERS AND CELL SORTERS
DOOR
BIOLOGY LAB
tissue culture room 762
S
LAB SUPPORT
MECHANICAL
HALLWAY
FE
TISSUE CULTURE LAB
VEST
ELEV C
ELEV B
ELEV A
ELEV LOBBY
ELEV D
ELEV E
ELEV F
BIO WASTE
LAB SUPPLIES
AED
FAK
JAN
WOMEN
MEN
EMERG ELEC RM 1
TELECOM
BREAK
STOR
LOUNGE
molecular biology room 780
CO2
STAIR 2B
COPY
ELEC
STAIR 1B
IT/ SERVER
FSA ELEV G
FSA ELEV LOBBY
ENTRY LOBBY
OPEN OFFICE
CONFERENCE
GROUP
potential offices/ phone booths
3 offices

assemblybio